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                                  EXHIBIT 23.6

                          Consent of Ernst & Young LLP,

                              Independent Auditors,

                              dated March 17, 2004

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 5, 2003, with respect to the combined financial statements of Sunrise Senior Living, Inc. Sixteen Communities (a group of related properties acquired by CNL Retirement Properties, Inc.), included in Pre-Effective Amendment No. Two to the Registration Statement (Form S-11 No. 333-107486) and related Prospectus of CNL Retirement Properties, Inc.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
March 17, 2004